Exhibit 5

BRIAN R. REISS

ATTORNEY AT LAW

TOLL FREE (800) 624-6850 • FAX (714) 378-9093 • EMAIL brianresq@aol.com

9121 Atlanta Avenue, Suite 638 • Huntington Beach, CA 92646

August 28, 2007

Hyperion Energy, Inc.
P.O. Box 15211
San Diego, California 92195

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Hyperion Energy, Inc., a Colorado corporation ("Hyperion"), in connection with the preparation of a Registration Statement on Form S-4 which is being filed on the date hereof by Hyperion with the Securities and Exchange Commission under the Securities Act of 1933.

The Registration Statement relates to the proposed issuance by Hyperion of up to 18,000,000 shares (the "Shares") of its common stock, $.001 par value, that Hyperion may issue pursuant to the Asset Purchase Agreement, dated as of July 26, 2007, between Hyperion and Accountabilities, Inc., a Delaware corporation.

In rendering the opinion set forth below, we have reviewed the Agreement and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate law of the State of Colorado as currently in effect and reported judicial decisions interpreting Colorado corporate law and no opinion is expressed with respect to any other laws or any effect that such laws may have on the opinions expressed herein.  The opinion stated herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption “Legal Matters” in the Proxy statement/ Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

                                    /s/ Brian R. Reiss
Brian R. Reiss
Attorney at Law